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                                                                    EXHIBIT 99.4

                         Consent of Financial Adviser

     We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Stanford Telecommunications, Inc. included as Appendix 5 to the Proxy Statement/Prospectus that is part of this Registration Statement, and to the references to such letter and to our firm in such Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        /s/ FERRIS, BAKER WATTS, INCORPORATED
                                        -------------------------------------
                                        Ferris, Baker Watts, Incorporated
                                        September 30, 1999